SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 26, 2001

                        IMAGING TECHNOLOGIES CORPORATION
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)
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
          Delaware                   0-12641                        33-0021693
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(State or Other Jurisdiction  (Commission File Number)  (I.R.S. Employer Identification No.)
     of Incorporation)
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       15175 Innovation Drive
       San Diego, California                                     92128
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       (Address of Principal Executive Offices)             (Zip Code)


(Registrant's telephone number, including area code):   (858) 613-1300


                                Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.
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         On July 26, 2001, the registrant entered into a convertible note
Purchase Agreement with Balmore Funds, S.A. Pursuant to this agreement, the registrant sold to the purchaser a convertible promissory note in the principal amount of $1,000,000 bearing interest at the rate of eight percent (8%) per annum, due July 26, 2004, convertible into shares of the registrant's common stock. Interest shall be payable, at the option of the purchaser, in cash or shares of common stock. At any time after the issuance of the note, the note is convertible into such number of shares of common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note as of the date of conversion by (b) the lesser of (x) $0.065 and (y) an amount equal to seventy percent (70%) of the average closing bid prices for the three (3) trading days having the lowest closing bid prices during the thirty (30) trading days prior to the conversion date.

         Additionally, the registrant issued a warrant to the purchaser to purchase 15,384,615 shares of the registrant's common stock. The purchaser may exercise the warrant through July 26, 2004.

         Item 7.   Financial Statements and Exhibits.
                   ---------------------------------

(c)      Exhibits:

Exhibit Number                      Description
--------------                      -----------
99.1                                Convertible Note Purchase Agreement
                                    dated July 26, 2001 by and between
                                    the purchaser set forth therein and
                                    the registrant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 1, 2001       IMAGING TECHNOLOGIES CORPORATION


                              By:  /s/ Philip J. Englund
                                  -------------------------------
                                  Name: Philip J. Englund
                                  Title: Sr. Vice President, General Counsel and Secretary

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                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                        Description
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99.1             Convertible Note Purchase Agreement dated July 26, 2001 by and between the purchaser set forth therein and the registrant.